Filed Pursuant to Rule 433

Registration No. 333-202524

August 12, 2016

FREE WRITING PROSPECTUS

(To Prospectus dated March 5, 2015,

Prospectus Supplement dated March 5, 2015 and

Equity Index Underlying Supplement dated March 5, 2015)

HSBC USA Inc.

Contingent Coupon Buffered Securities with
Trigger Upside Participation

▶	Contingent Coupon Buffered Securities with Trigger Upside Participation linked to the S&P 500® Index

▶	Maturity of approximately 5 years

▶	Quarterly contingent coupon payments at a rate of up to between 0.01945% - 0.02025% (or between 4.90% and 5.10% per annum) (to be determined on the pricing date) for each scheduled trading day during the applicable quarterly period, payable if the closing level of the reference asset on that day is greater than or equal to 85% of its initial level. If the closing level of the reference asset on any scheduled trading day is less than 85% of its initial level, the continent coupon will be calculated up to and including that day, and no further contingent coupon will be payable on the securities

▶	Return of principal at maturity if a knock-out event does not occur throughout the term of the securities

▶	Exposure to any negative Reference Return at maturity beyond -15% if a knock-out event occurs during the term of the securities

▶	Potential positive return on the securities if a knock-out event occurs, and the final level of the reference asset is graeter than 85% of the intiial level

▶	All payments on the securities are subject to the credit risk of HSBC USA Inc.

The Contingent Coupon Buffered Securities with Trigger Upside Participation (each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The securities will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-15 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-9 of this document, page S-1 of the accompanying prospectus supplement and page S-2 of the accompanying Equity Index Underlying Supplement.

The Estimated Initial Value of the securities on the Pricing Date is expected to be between $950 and $980 per security, which will be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page FWP-6 and “Risk Factors” beginning on page FWP-9 of this document for additional information.

	Price to Public	Underwriting Discount[1]	Proceeds to Issuer
Per security	$1,000.00
Total

1 See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-14 of this free writing prospectus.

The securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Contingent Coupon Buffered Securities with

Trigger Upside Participation

Indicative Terms(1)
Principal Amount	$1,000 per security
Term	Approximately 5 years
Reference Asset	The S&P 500® Index (Ticker: SPX)
Daily Coupon Rate	0.01945% - 0.02025% for each Scheduled Trading Day (or 4.90% to 5.10% per annum) (to be determined on the pricing date)
Contingent Coupon

If the Official Closing Level of the Reference Asset is greater than or equal to its Coupon Trigger on every Scheduled Trading Day during the quarterly Contingent Coupon Observation Period: we will pay you the related Contingent Coupon Payment on the applicable Contingent Coupon Payment Date, which will accrue as set forth on page FWP-6 below.

If the Official Closing Level of the Reference Asset is less than its Coupon Trigger on any Scheduled Trading Day: the related Contingent Coupon Payment will be calculated up to and including that Scheduled Trading Day and no further Contingent Coupon Payments will be payable in connection with the securities.

As described on page FWP-5, the Contingent Coupon Payment is dependent upon the number of Scheduled Trading Days in the related Contingent Coupon Observation Period.

Contingent Coupon Payment	With respect to each quarterly Contingent Coupon Observation Period, a rate per quarter payable as follows: Daily Coupon Rate x Variable Days
Coupon Trigger	85% of the Initial Level
Buffer Level	-15%
Knock-Out Event	A Knock-Out Event shall occur if, on any Scheduled Trading Day, the closing level of the Reference Asset is less than 85% of the Initial Level
Reference Return	Final Level – Initial Level Initial Level
Payment at Maturity per Security

If a Knock-Out Event has not occurred:

$1,000 (zero return)

If a Knock-Out Event has occurred:

$1,000 × (1+ [Reference Return + 15%]).

This amount will be greater than the principal amount if the Reference Return is greater than -15%.

However, if the Reference Return is less than -15%, you will lose a portion of the principal amount. For example, if the Reference Return is -30%, you will suffer a 15% loss and receive 85% of the Principal Amount at maturity, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Level, you may lose up to 85% of your investment.

Initial Level	The Official Closing Level of the Reference Asset on the Pricing Date.
Final Level	The Official Closing Level of the Reference Asset on the Final Valuation Date.
Pricing Date	August 26, 2016
Trade Date	August 26, 2016
Original Issue Date	August 31, 2016
Final Valuation Date†	August 26, 2021
Maturity Date†	August 31, 2021
CUSIP/ISIN	40433UTM8 / US40433UTM89

(1)As more fully described on page FWP-5. †Subject to adjustment as described under “Additional Terms of the Notes” in the accompanying Equity Index Underlying Supplement.

The Securities

The securities are designed for investors who believe the Reference Asset will not significantly depreciate over the term of the securities. If the Reference Asset does not fall below 85% of its Initial Level, and thus a Knock-Out Event does not occur, you will receive a payment equal to the Principal Amount plus the final Contingent Coupon Payment. If a Knock-Out Event occurs, the Contingent Coupon Payment will be calculated up to and including such Scheduled Trading Day and no further Contingent Coupon Payments will be payable in connection with the securities.

If a Knock-Out Event does not occur throughout the term of the securities, you will receive a Payment at Maturity equal to the Principal Amount, plus the final Contingent Coupon Payment.

If a Knock-Out Event has occurred during the term of the securities, you will receive, at maturity, a payment equal to the Principal Amount plus the Principal Amount multiplied by the sum of one plus the Reference Return plus 15%. This amount may be greater or less than the principal amount. If, at maturity, the Reference Return is below the Buffer Level, then the securities are subject to exposure to any potential decline of the Reference Asset beyond the Buffer Level of -15%, excluding any Contingent Coupon Payments that have been paid on the securities.

The offering period for the securities is through August 26, 2016

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the securities, reflecting the Buffer Level of -15% and assuming a Knock-Out Event occurs.

If a Knock-Out Event does not occur during the term of the securities, you will receive at maturity the principal amount together with the final Contingent Coupon Payment.

Information About the Reference Asset

The S&P 500® Index (“SPX”)

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The graph above illustrates the performance of the Reference Asset from January 1, 2008 through August 11, 2016. The closing levels in the graph above were obtained from the Bloomberg Professional® Service. Past performance is not necessarily an indication of future results. For further information on the Reference Asset, please see “The S&P 500® Index” on page FWP-13 of this free writing prospectus. We have derived all disclosure regarding the Reference Asset from publicly available information. Neither HSBC USA Inc. nor any of its affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information about the Reference Asset.

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HSBC USA Inc. Contingent Coupon Buffered Securities with Trigger Upside Participation

Linked to the S&P 500® Index

This free writing prospectus relates to a single offering of Contingent Coupon Buffered Securities with Trigger Upside Participation. The securities will have the terms described in this free writing prospectus and the accompanying prospectus, prospectus supplement and Equity Index Underlying Supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement, or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if the Reference Return is less than the Buffer Level, lose up to 85% of your principal.

This free writing prospectus relates to an offering of securities linked to the performance of the S&P 500® Index (the “Reference Asset”). The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per security
Reference Asset:	The S&P 500® Index (“SPX”)
Trade Date:	August 26, 2016
Pricing Date:	August 26, 2016
Original Issue Date:	August 31, 2016
Final Valuation Date:	August 26, 2021, subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Maturity Date:	3 business days after the Final Valuation Date, which is expected to be August 31, 2021. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.
Daily Coupon Rate:	0.01945% - 0.02025% for each Scheduled Trading Day (or 4.90% to 5.10% per annum) (to be determined on the pricing date)
Contingent Coupon:

If the Official Closing Level of the Reference Asset is greater than or equal to its Coupon Trigger on every Scheduled Trading Day during the quarterly Contingent Coupon Observation Period: you will receive the related Contingent Coupon Payment on the applicable Coupon Payment Date.

If the Official Closing Level of the Reference Asset is less than its Coupon Trigger on any Scheduled Trading Day: you will receive the related Contingent Coupon Payment calculated up to and including that Scheduled Trading Day and no further Contingent Coupon Payments will be payable in connection with the securities.

Contingent Coupon Payment:	With respect to each quarterly Contingent Coupon Observation Period, a rate per quarter payable as follows: Daily Coupon Rate x Variable Days
Coupon Trigger:	85% of the Initial Level
Buffer Level:	-15%
Knock-Out Event:	A Knock-Out Event will occur if, on any Scheduled Trading Day, the closing level of the Reference Asset is less than 85% of the Initial Level
Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.
Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level Initial Level
Final Settlement Value:

If a Knock-Out Event has not occurred during the term of the securities, you will receive $1,000 per $1,000 Principal Amount (zero return)

If a Knock-Out Event has occurred during the term of the securities, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 × (1+ [Reference Return + 15%]).

This amount will be greater than the principal amount if the Reference Return is greater than -15%.

However, if the Reference Return is less than -15%, you will lose a portion of the principal amount. For example, if the Reference Return is -30%, you will suffer a 15% loss and receive 85% of the Principal Amount at maturity, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Level, you may lose up to

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85% of your investment.
Initial Level:	The Official Closing Level of the Reference Asset on the Pricing Date.
Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.
Official Closing Level:	The closing level of the Reference Asset on any Scheduled Trading Day as determined by the Calculation Agent based upon the level displayed on the Bloomberg Professional® service page “SPX<INDEX>”, or on any successor page on the Bloomberg Professional® service or any successor service, as applicable.
Contingent Coupon Observation Periods:	Quarterly, as set forth below.
Variable Days:	The number of Scheduled Trading Days during each Quarterly Contingent Coupon Observation Period on which a Knock-Out Event has not occurred.
Scheduled Trading Day:

Any day on which all of the Relevant Exchanges and Related Exchanges (each as defined in the accompanying Equity Index Underlying Supplement) are scheduled to be open for trading for their respective regular trading sessions.

Form of Securities:	Book-Entry
Listing:	The securities will not be listed on any securities exchange or quotation system.
CUSIP/ISIN:	40433UTM8 / US40433UTM89

Coupon Observation Period	Contingent Coupon Observation Period Start Date	Contingent Coupon Observation Period End Date	Contingent Coupon Payment Date	Maximum Scheduled Trading Days in the Coupon Observation Period*
1	August 29, 2016	November 25, 2016	November 30, 2016	63
2	November 28, 2016	February 23, 2017	February 28, 2017	60
3	February 24, 2017	May 25, 2017	May 31, 2017	64
4	May 26, 2017	August 28, 2017	August 31, 2017	65
5	August 29, 2017	November 27, 2017	November 30, 2017	63
6	November 28, 2017	February 23, 2018	February 28, 2018	60
7	February 26, 2018	May 25, 2018	May 31, 2018	64
8	May 29, 2018	August 28, 2018	August 31, 2018	65
9	August 29, 2018	November 27, 2018	November 30, 2018	63
10	November 28, 2018	February 25, 2019	February 28, 2019	60
11	February 26, 2019	May 28, 2019	May 31, 2019	64
12	May 29, 2019	August 27, 2019	August 30, 2019	64
13	August 28, 2019	November 25, 2019	November 29, 2019	63
14	November 26, 2019	February 25, 2020	February 28, 2020	61
15	February 26, 2020	May 26, 2020	May 9, 2020	63
16	May 27, 2020	August 26, 2020	August 31, 2020	65
17	August 27, 2020	November 24, 2020	November 30, 2020	63
18	November 25, 2020	February 23, 2021	February 26, 2021	60
19	February 24, 2021	May 25, 2021	May 28, 2021	64
20	May 26, 2021	August 26, 2021	August 31, 2021	65

*The numbers in this column will be affected by any unscheduled holidays.

Estimated Initial Value:	The Estimated Initial Value of the securities will be less than the price you pay to purchase the securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Pricing Date. See “Risk Factors — The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any.”

The Trade Date, the Pricing Date and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the securities.

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GENERAL

This free writing prospectus relates to an offering of securities linked to the Reference Asset. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of securities relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated March 5, 2015, the prospectus supplement dated March 5, 2015 and the Equity Index Underlying Supplement dated March 5, 2015. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-9 of this free writing prospectus, page S-1 of the prospectus supplement and page S-2 of the Equity Index Underlying Supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

▶	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014327/v403626_424b2.htm

▶	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

▶	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If a Knock-Out Event has not occurred during the term of the securities, you will receive $1,000 per $1,000 Principal Amount (zero return), plus the final Contingent Coupon Payment.

If a Knock-Out Event occurs during the term of the securities, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 × (1+ [Reference Return + 15%])

This amount will be greater than the principal amount if the Reference Return is greater than -15%. However, you will lose a portion of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Level. For example, if the Reference Return is -30%, you will suffer a 15% loss and receive 85% of the Principal Amount, subject to the credit risk of HSBC. You should be aware that if the Reference Return is less than the Buffer Level, you may lose up to 85% of your investment, excluding any Contingent Coupon Payments paid on the securities.

Contingent Coupon

If the Official Closing Level of the Reference Asset is greater than or equal to its Coupon Trigger on every Scheduled Trading Day during the quarterly Contingent Coupon Observation Period: you will receive the related Contingent Coupon Payment on the applicable Coupon Payment Date.

If the Official Closing Level of the Reference Asset is less than its Coupon Trigger on any Scheduled Trading Day: you will receive the related Contingent Coupon Payment calculated up to and including that Scheduled Trading Day and no further Contingent Coupon Payments will be payable in connection with the securities.

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Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Reference Sponsor

S&P Dow Jones Indices LLC, a part of McGraw-Hill Financial, is the reference sponsor.

INVESTOR SUITABILITY

The securities may be suitable for you if:

▶	You seek an investment with a return linked to the potential positive performance of the Reference Asset and you believe the level of the Reference Asset will not significantly decrease over the term of the securities.

▶	You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below the Buffer Level of -15%.

▶	You seek a quarterly Contingent Coupon Payment based on the performance of the Reference Asset and the number of Scheduled Trading Days in the related Contingent Coupon Observation Period, that will be paid at the Contingent Coupon Rate if the Official Closing Level of the Reference Asset is greater than or equal to its Coupon Trigger on each Scheduled Trading Day during the applicable Contingent Coupon Observation Period.

▶	You are willing to invest in securities, the return on which will be limited to the Contingent Coupon Payments if a Knock-Out Event does not occur.

▶	You are willing to forgo dividends or other distributions paid to holders of the stocks included in the Reference Asset.

▶	You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

▶	You do not seek guaranteed current income from your investment.

▶	You do not seek an investment for which there is an active secondary market.

▶	You are willing to hold the securities to maturity.

▶	You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

The securities may not be suitable for you if:

▶	You believe the level of the Reference Asset will decrease significantly over the term of the securities.

▶	You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below the Buffer Level of -15%.

▶	You believe that the Contingent Coupon Payment, if any, will not provide you with your desired return.

▶	You are unwilling to accept that the return on the Notes will be limited to the Contingent Coupons, if any, if a Knock-Out Event does not occur or you seek an investment that provides a guaranteed opportunity to participate in the positive performance of the Reference Asset.

▶	You seek an investment that provides full return of principal.

▶	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

▶	You prefer to receive the dividends or other distributions paid on the stocks included in the Reference Asset.

▶	You seek guaranteed current income from your investment.

▶	You seek an investment for which there will be an active secondary market.

▶	You are unable or unwilling to hold the securities to maturity.

▶	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement and page S-2 of the accompanying Equity Index Underlying Supplement. Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus, prospectus supplement and Equity Index Underlying Supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the securities described in the following sections:

▶	“— Risks Relating to All Note Issuances” in the prospectus supplement; and

▶	“— General Risks Related to Indices” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to the decline in the Final Level from the Initial Level beyond the Buffer Level of -15%. Accordingly, if the Reference Return is less than the Buffer Level of -15%, your Payment at Maturity will be less than the Principal Amount of your securities. You may lose up to 85% of your investment at maturity if the Reference Return is less than the Buffer Level, excluding any Contingent Coupon Payments paid during the term of the securities.

You may not receive any Contingent Coupon Payments.

We will not necessarily make quarterly Contingent Coupon Payments on the securities. If the Official Closing Level of the Reference Asset on a Scheduled Trading Day during a Contingent Coupon Observation Period is less than its Coupon Trigger, the related Contingent Coupon Payment will be calculated up to and including such Scheduled Trading Day and no further Contingent Coupon Payments will be payable in connection with the securities. Especially if a Knock-In Event occurs during the first Contingent Coupon Observation Period, the Contingent Coupon Payments on the securities may be negligible.

You are exposed to the market risk of the Reference Asset, with respect to both the Contingent Coupons, if any, and the payment at maturity.

To receive the full Contingent Coupon Payment, the Reference Asset must close at or above the Coupon Trigger on each Scheduled Trading Day during the related Contingent Coupon Observation Period. In addition, if a Knock-Out Event has occurred during the term of the securities, you will be fully exposed to the decrease in the Reference Asset on a 1 to 1 basis beyond the Buffer Level of -15%. Under this scenario, the payment at maturity may be less than the Principal Amount and you may lose 85% of your investment. Accordingly, your investment is subject to the market risk of the Reference Asset.

Excluding any final Contingent Coupon, the payment at maturity can only exceed the principal amount if a Knock-In Event occurs.

If a Knock-Out Event does not occur during the term of the securities, the payment on the securities will be limited to the Contingent Coupon Payments, and you will not participate in any positive return of the Reference Asset. You will only receive a payment at maturity that exceeds the principal amount (excluding any final Contingent Coupon Payment) if a Knock-Out Event occurs, and the Reference Return is greater than -15%. However, if a Knock-Out Event occurs, any payment at maturity in excess of the principal amount may be limited, as the level of the Reference Asset will need to increase after the Knock-Out Event to at least 85% of the Initial Level in order for you to receive an amount that exceeds the principal amount.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any Contingent Coupon Payments and the return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

Changes that affect the Reference Asset will affect the market value of the securities and the amount you will receive on the Securities.

The policies of the reference sponsor of the Reference Asset concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the securities and the return on the securities.

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The securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any.

The Estimated Initial Value of the securities will be calculated by us on the Pricing Date and will be less than the price to public. The Estimated Initial Value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The price of your securities in the secondary market, if any, immediately after the Pricing Date will be less than the price to public.

The price to public takes into account certain costs. These costs, which will be used or retained by us or one of our affiliates, include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If we were to repurchase your securities immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the securities.

Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the Estimated Initial Value on the Pricing Date for a temporary period expected to be approximately 12 months after the Original Issue Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the securities based on changes in market conditions and other factors that cannot be predicted.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and our other affiliates are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-9

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not expected to be the actual Initial Level of the Reference Asset. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities. The Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including such a security issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the securities for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Securities” as used below is the number, expressed as a percentage, that results from comparing the Final Settlement Value per $1,000 Principal Amount to $1,000. The potential returns described here assume that a Knock-Out Event has occurred during the term of the securities and your securities are held to maturity and exclude any Contingent Coupon Payments paid on the securities. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following:

▶	Principal Amount:	$1,000

▶	Hypothetical Initial Level:	2,000.00

▶	Buffer Level:	-15%

The actual Initial Level will be determined on the Pricing Date.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Securities
4,000.00	100.00%	$2,300.00	115.00%
3,600.00	80.00%	$1,950.00	95.00%
3,200.00	60.00%	$1,750.00	75.00%
3,000.00	50.00%	$1,650.00	65.00%
2,800.00	40.00%	$1,550.00	55.00%
2,600.00	30.00%	$1,450.00	45.00%
2,400.00	20.00%	$1,350.00	35.00%
2,300.00	15.00%	$1,300.00	30.00%
2,200.00	10.00%	$1,250.00	25.00%
2,100.00	5.00%	$1,200.00	20.00%
2,000.00	0.00%	$1,150.00	15.00%
1,900.00	-5.00%	$1,100.00	10.00%
1,800.00	-10.00%	$1,050.00	5.00%
1,700.00	-15.00%	$1,000.00	0.00%
1,600.00	-20.00%	$950.00	-5.00%
1,400.00	-30.00%	$850.00	-15.00%
1,200.00	-40.00%	$750.00	-25.00%
1,000.00	-50.00%	$650.00	-35.00%
800.00	-60.00%	$550.00	-45.00%
400.00	-80.00%	$350.00	-65.00%
0.00	-100.00%	$150.00	-85.00%

FWP-10

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The level of the Reference Asset increases from the Initial Level of 2,000.00 to a Final Level of 2,200.00 and a Knock-Out Event has not occurred during the term of the securities.

Reference Return:	10.00%
Final Settlement Value:	$1,000.00

Because a Knock-Out Event has not occurred during the term of the securities, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount (a zero return). In that case, you will not participate in the appreciation of the Reference Asset.

Example 2: The level of the Reference Asset increases from the Initial Level of 2,000.00 to a Final Level of 3,000.00, and a Knock-Out Event has occurred during the term of the securities.

Reference Return:	50.00%
Final Settlement Value:	$1,650.00

Because a Knock-Out Event has occurred during the term of the securities, the Final Settlement Value would be $1,650.00 per $1,000 Principal Amount, calculated as follows:

= $1,000 × (1+ [Reference Return + 15%])

= $1,000 × (1+ [50.00% + 15%])

= $1,650.00

Example 2 shows that you have enhanced upside exposure if a Knock-Out Event has occurred during the term of the securities and the Reference Return is greater than the Buffer Level.

Example 3: The level of the Reference Asset decreases from the Initial Level of 2,000.00 to a Final Level of 1,800.00, and a Knock-Out Event has occurred during the term of the securities.

Reference Return:	-10.00%
Final Settlement Value:	$1,050.00

Because a Knock-Out Event has occurred during the term of the securities, the Final Settlement Value would be $1,050.00 per $1,000 Principal Amount, calculated as follows:

= $1,000 × (1+ [Reference Return + 15%])

= $1,000 × (1+ [-10.00% + 15%])

= $1,050.00

Example 3 shows that if a Knock-Out Event occurs, and the Final Level is less than the Initial Level, you may still receive a payment at maturity that exceeds the principal amount.

Example 4: The level of the Reference Asset decreases from the Initial Level of 2,000.00 to a Final Level of 1,400.00 and a Knock-Out Event has occurred during the term of the securities.

Reference Return:	-30.00%
Final Settlement Value:	$850.00

Because a Knock-Out Event has occurred during the term of the securities, the Final Settlement Value would be $850.00 per $1,000 Principal Amount, calculated as follows:

= $1,000 × (1+ [Reference Return + 15%])

= $1,000 × (1+ [-30.00% + 15%])

= $850.00

Example 4 shows that you are exposed on a 1-to-1 basis to declines in the level of the Least Performing Underlying beyond the Buffer Level of -15% if a Knock-Out Event has occurred during the term of the securities. YOU MAY LOSE UP TO 85% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

FWP-11

THE S&P 500® Index (“SPX”)

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of July 29 2016 were: Information Technology, Financials, Health Care, Consumer Discretionary and Consumer Staples.

For more information about the SPX, see “S&P 500® Index” on page S-44 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from January 1, 2008 through August 11, 2016. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SPX on the Final Valuation Date.

FWP-12

EVENTS OF DEFAULT AND ACCELERATION

If the securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at Maturity” in this free writing prospectus. In that case, the Scheduled Trading Day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Reference Return, and the accelerated maturity date will be three business days after the accelerated Final Valuation Date. If a final Contingent Coupon Payment is due, the calculation agent may reduce it to reflect the shortened length of the relevant Quarterly Observation Period. If a Market Disruption Event exists with respect to the Reference Asset on that Scheduled Trading Day, then the accelerated Final Valuation Date for the Reference Asset will be postponed for up to five Scheduled Trading Days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated maturity date will also be postponed by an equal number of business days.

If the securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the securities. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC at the price to public less the underwriting discount set forth on the cover page of the pricing supplement to which this free writing prospectus relates, for distribution to other registered broker-dealers, or will offer the securities directly to investors. HSBC Securities (USA) Inc. proposes to offer the securities at the price to public set forth on the cover page of this free writing prospectus. Neither HSBC USA Inc. nor any of its affiliates will pay any underwriting discounts.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-59 in the prospectus supplement.

FWP-13

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securitiies. Under one approach, a security should be treated as a contingent income-bearing pre-paid executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a security as a contingent income-bearing pre-paid executory contract with respect to the Reference Asset. Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities, other characterizations and treatments are possible and the timing and character of income in respect of the securities might differ from the treatment described herein. For example, the securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” in the accompanying prospectus supplement.

We will not attempt to ascertain whether any of the entities whose stock is included in the Reference Asset would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in the Reference Asset were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the Reference Asset and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in the Reference Asset is or becomes a PFIC or a USRPHC.

U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to U.S. holders (as defined in the accompanying prospectus supplement). Pursuant to the approach discussed above, we intend to treat any gain or loss upon maturity or an earlier sale or exchange as capital gain or loss in an amount equal to the difference between the amount you receive at such time (other than with respect to a Contingent Coupon) and your tax basis in the security. Any such gain or loss will be long-term capital gain or loss if you have held the security for more than one year at such time for U.S. federal income tax purposes. Your tax basis in a security generally will equal your cost of the security. In addition, the tax treatment of the Contingent Coupons is unclear. Although the tax treatment of the Contingent Coupons is unclear, we intend to treat any Contingent Coupon, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes.

Non-U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations—Tax Treatment of Non-U.S. Holders” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to non-U.S. holders (as defined in the accompanying prospectus supplement). Because the U.S. federal income tax treatment (including the applicability of withholding) of the Contingent Coupons is uncertain, the entire amount of the Contingent Coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Additionally, recently finalized Treasury Regulations provide that withholding on “dividend equivalent” payments (as discussed in the accompanying prospectus supplement), if any, will not apply to securities issued before January 1, 2017.

Foreign Account Tax Compliance Act. The Internal Revenue Service has announced that withholding under the Foreign Account Tax Compliance Act (as discussed in the accompanying prospectus supplement) on payments of gross proceeds from a sale, exchange, redemption or other disposition of the securities will only apply to dispositions after December 31, 2018.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

FWP-14

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$       Contingent Coupon Buffered
Securities with Trigger Upside
Participation Linked to the
S&P 500® Index

August 12, 2016

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-7
Payment at Maturity	FWP-8
Investor Suitability	FWP-8
Risk Factors	FWP-9
Illustrative Examples	FWP-11
The S&P 500® Index	FWP-13
Events of Default and Acceleration	FWP-14
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-14
U.S. Federal Income Tax Considerations	FWP-15

Equity Index Underlying Supplement
Disclaimer	S-1
Risk Factors	S-2
The DAX® Index	S-7
The Dow Jones Industrial AverageSM	S-9
The EURO STOXX 50® Index	S-11
The FTSE® 100 Index	S-13
The Hang Seng® Index	S-14
The Hang Seng China Enterprises Index	S-16
The KOSPI 200 Index	S-19
The MSCI Indices	S-22
The NASDAQ 100 Index®	S-26
The Nikkei 225 Index	S-30
The PHLX Housing SectorSM Index	S-32
The Russell 2000® Index	S-36
The S&P 100® Index	S-40
The S&P 500® Index	S-44
The S&P 500® Low Volatility Index	S-47
The S&P BRIC 40 Index	S-50
The S&P MidCap 400® Index	S-52
The TOPIX® Index	S-55
Additional Terms of the Notes	S-57

Prospectus Supplement
Risk Factors	S-1
Pricing Supplement	S-8
Description of Notes	S-10
Use of Proceeds and Hedging	S-33
Certain ERISA Considerations	S-34
U.S. Federal Income Tax Considerations	S-37
Supplemental Plan of Distribution (Conflicts of Interest)	S-59

Prospectus
About this Prospectus	1
Risk Factors	2
Where You Can Find More Information	3
Special Note Regarding Forward-Looking Statements	4
HSBC USA Inc.	6
Use of Proceeds	7
Description of Debt Securities	8
Description of Preferred Stock	19
Description of Warrants	25
Description of Purchase Contracts	29
Description of Units	32
Book-Entry Procedures	35
Limitations on Issuances in Bearer Form	40
U.S. Federal Income Tax Considerations Relating to Debt Securities	40
Plan of Distribution (Conflicts of Interest)	49
Notice to Canadian Investors	52
Notice to EEA Investors	53
Notice to UK Investors	54
UK Financial Promotion	54
Certain ERISA Matters	55
Legal Opinions	57
Experts	58